Exhibit 99.1

7315 Wisconsin Avenue, Suite 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626

News Release

PEBBLEBROOK HOTEL TRUST ANNOUNCES INCREASED OWNERSHIP POSITION IN LASALLE HOTEL PROPERTIES AND REITERATES ITS OFFER WITH DOWNSIDE PROTECTION AND UPSIDE POTENTIAL

Ownership Stake Is Approximately 9.0% of LaSalle’s Outstanding Common Shares

BETHESDA, MD, JUNE 18, 2018 – Pebblebrook Hotel Trust (NYSE: PEB) (“Pebblebrook”) today announced it has almost doubled its ownership of common shares of LaSalle Hotel Properties (NYSE: LHO) (“LaSalle) to 10.0 million common shares, or approximately 9.0% of LaSalle’s outstanding common shares. Pebblebrook is now one of the largest shareholders of LaSalle.

“The Board of Pebblebrook continues to believe that a strategic combination with LaSalle represents the greatest value-maximizing opportunity for the shareholders of both LaSalle and Pebblebrook,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “Our large, increased ownership position further demonstrates our commitment and determination to complete this combination. We are not surprised by the broad support we have received from shareholders, who have told us and LaSalle that our current proposal is clearly superior to LaSalle’s agreement with Blackstone. We are surprised that LaSalle’s Board does not recognize our proposal to be superior. Our cash and shares offer provides LaSalle’s shareholders with approximately $375 million of incremental value1 compared to the Blackstone agreement. Given that the LaSalle Board continues to recommend the Blackstone agreement, this would be an egregious transfer of value to Blackstone that would be a gross disservice to all LaSalle shareholders, especially given the upside potential of owning shares in a combined entity that will benefit from the growth and the meaningful operational and investment synergies that would result from bringing these two highly similar companies together. Pebblebrook remains prepared to make sure the incremental value of our June 11, 2018 offer does not go to Blackstone, and our offer remains outstanding. We request that the LaSalle Board listen to its shareholders and exercise its fiduciary duty to act in the best interests of all of its shareholders by finalizing a merger agreement with Pebblebrook.”

Pebblebrook submitted its increased offer to the Board of Trustees of LaSalle on June 11, 2018. To date, Pebblebrook has not been contacted by LaSalle or its advisors regarding the June 11, 2018 increased offer. Pebblebrook’s offer provides LaSalle’s common shareholders with the option for each share to elect to receive $37.80 in cash instead of 0.92 Pebblebrook share, subject to a cap of 20% of LaSalle shares in aggregate receiving cash and customary pro ration if the number of LaSalle holders electing to receive cash instead of stock is oversubscribed. LaSalle’s shareholders may elect to receive a mix of cash and Pebblebrook shares, and can receive up to 100% in cash if no more than 20% of shares in the aggregate elect the cash option. The per share cash amount is fixed at $37.80, which provides downside protection for LaSalle shareholders by anchoring approximately $834 million of the offer in cash, and was calculated by multiplying the fixed exchange ratio of 0.92 and Pebblebrook’s 5-day VWAP of $41.09 as of June 8, 2018. In the face of steadily improving industry fundamentals, the value of Pebblebrook’s stock would have to decline to $35.24 in order to equal LaSalle’s agreement with Blackstone. Our offer is net of the $112 million termination fee LaSalle agreed to pay Blackstone, which will be payable by Pebblebrook and not borne by LaSalle’s shareholders. In compliance with federal law, Pebblebrook will file a Schedule 13D regarding its ownership of LaSalle common shares.

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1 Incremental value based on Pebblebrook’s 5-day VWAP of $39.83 as of June 15, 2018.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 28 hotels, with a total of 6,973 guest rooms. The Company owns hotels located in 9 states and the District of Columbia, including: Los Angeles, California (Beverly Hills, Santa Monica and West Hollywood); San Diego, California; San Francisco, California; Washington, DC; Coral Gables, Florida; Naples, Florida; Buckhead, Georgia; Boston, Massachusetts; Minneapolis, Minnesota; Portland, Oregon; Philadelphia, Pennsylvania; Nashville, Tennessee; Columbia River Gorge, Washington; and Seattle, Washington. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal which Pebblebrook has made for a business combination transaction with LaSalle. In furtherance of this proposal and subject to future developments, Pebblebrook (and, if a negotiated transaction is agreed, LaSalle) may file one or more registration statements, proxy statements, tender or exchange offer statements, prospectuses or other documents with the United States Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement, registration statement, tender or exchange offer statement, prospectus or other document Pebblebrook or LaSalle may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF PEBBLEBROOK AND LASALLE ARE URGED TO READ ANY SUCH PROXY STATEMENT, REGISTRATION STATEMENT, TENDER OR EXCHANGE OFFER STATEMENT, PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement or prospectus (if and when available) will be delivered to shareholders of LaSalle or Pebblebrook, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Pebblebrook through the website maintained by the SEC at http://www.sec.gov.

Pebblebrook or LaSalle and their respective trustees and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Pebblebrook’s executive officers and trustees in Pebblebrook’s definitive proxy statement filed with the SEC on April 27, 2018. You can find information about LaSalle’s executive officers and trustees in LaSalle’s definitive proxy statement filed with the SEC on March 22, 2018. Additional information regarding the interests of such potential participants will be included in one or more registration statements, proxy statements, tender or exchange offer statements or other documents filed with the SEC if and when they become available. You may obtain free copies of these documents using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This communication may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Pebblebrook’s offer to acquire LaSalle, its financing of the proposed transaction, its expected future performance (including expected results of operations and financial guidance), and the combined company’s future financial condition, operating results, strategy and plans. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,”
“predict,” “project,” “seek,” “ongoing,” “upside,” “increases” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results to differ materially from those described in the forward-looking statements. These assumptions, risks and uncertainties include, but are not limited to, assumptions, risks and uncertainties discussed in Pebblebrook’s most recent annual or quarterly report filed with the SEC and assumptions, risks and uncertainties relating to the proposed transaction, as detailed from time to time in Pebblebrook’s and LaSalle’s filings with the SEC, which factors are incorporated herein by reference. Important factors that could cause actual results to differ materially from the forward-looking statements made in this communication are set forth in other reports or documents that Pebblebrook may file from time to time with the SEC, and include, but are not limited to: (i) the ultimate outcome of any possible transaction between Pebblebrook and LaSalle, including the possibilities that LaSalle will reject a transaction with Pebblebrook, (ii) the ultimate outcome and results of integrating the operations of Pebblebrook and LaSalle if a transaction is consummated, (iii) the ability to obtain regulatory approvals and meet other closing conditions to any possible transaction, including the necessary shareholder approvals, and (iv) the risks and uncertainties detailed by LaSalle with respect to its business as described in its reports and documents filed with the SEC. All forward-looking statements attributable to Pebblebrook or any person acting on Pebblebrook’s behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Pebblebrook undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this communication or to reflect actual outcomes.

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Contacts:

Jon E. Bortz, Chairman and Chief Executive Officer, Pebblebrook Hotel Trust - (240) 507-1300
Raymond D. Martz, Executive Vice President and Chief Financial Officer - (240) 507-1330
Liz Zale, Pam Greene or Stephen Pettibone, Sard Verbinnen & Co - (212) 687-8080
Pat McHugh or Jon Einsidler, Okapi Partners - (212) 297-0720 or Toll Free: (855) 305-0855

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com